UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2015

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, CA

94105

(Address of Principal Executive Offices, Including Zip Code)

(415) 278-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to ABL Credit Agreement

On September 24, 2015, The Gymboree Corporation (the “Company”), together with Giraffe Intermediate B, Inc. and certain subsidiaries of the Company, entered into an amendment (the “First Amendment”) to the Amended and Restated Credit Agreement dated as of March 30, 2012 with Bank of America, N.A., as the administrative agent and collateral agent thereunder, and the lenders party thereto (the “Existing ABL Credit Agreement” and as amended by the First Amendment, the “Amended ABL Credit Agreement”). The Amended ABL Credit Agreement provides for senior secured revolving credit commitments (the “Revolving Commitments”) of $225.0 million, subject to a borrowing base. Capitalized terms utilized below that are not defined herein are defined in the Amended ABL Credit Agreement.

General.

Pursuant to the First Amendment, among other things, the Existing ABL Credit Agreement has been amended as follows:

(i) the Maturity Date of the Revolving Commitments has been extended to be the earlier of (x) September 24, 2020 and (y) the date that is 60 days before the scheduled final maturity date of any tranche or tranches of the Term Loan Facility or Senior Notes (unless such tranches are cumulatively equal to or less than $25.0 million in the aggregate and a reserve against the borrowing base is imposed equal to the amount of such tranches); and

(ii) subject to the terms of the Amended ABL Credit Agreement, the Company may at a future date incur ABL Term Loans under the Amended ABL Credit Agreement in an amount not to exceed $75.0 million, subject to a borrowing base. The proceeds of the ABL Term Loans may be used to refinance existing indebtedness, for working capital needs and to pay related transaction expenses. If incurred, the ABL Term Loans will mature no earlier than September 24, 2020 and will be subordinated to the Revolving Commitments under the Amended ABL Credit Agreement.

The Revolving Credit Lenders under the Existing ABL Credit Agreement will remain as Revolving Credit Lenders under the Amended ABL Credit Agreement. The Revolving Commitments under the Amended ABL Credit Agreement will remain subject to the same pricing as under Existing ABL Credit Agreement.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, as well as the complete text of the ABL Credit Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated September 24, 2015, among The Gymboree Corporation, Giraffe Intermediate B, Inc. the other Borrowers party thereto, Bank of America N.A., as administrative and collateral agent, and the Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Date: September 28, 2015

	By:	/s/ ANDREW NORTH
		Name:	Andrew North
		Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated September 24, 2015, among The Gymboree Corporation, Giraffe Intermediate B, Inc. the other Borrowers party thereto, Bank of America N.A., as administrative and collateral agent, and the Lenders party thereto.